UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23 2013, Fuel Tech, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, Thomas L. Jones, George F. MacCormack, Thomas S. Shaw, Jr., Robert T. Smith, D.L. Williamson and Dennis L. Zeitler to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, and (iii) an advisory, non-binding proposal relating to executive compensation.

The stockholders elected all nine directors, approved the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm and approved the advisory, non-binding proposal relating to executive compensation.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Douglas G. Bailey	12,219,773	334,717	6,070,684
Miguel Espinosa	12,291,580	262,910	6,070,684
W. Grant Gregory	12,268,236	286,254	6,070,684
Thomas L. Jones	12,287,930	266,560	6,070,684
George F. MacCormack	12,280,396	274,094	6,070,684
Thomas S. Shaw, Jr.	12,294,843	259,647	6,070,684
Robert T. Smith	12,287,151	267,339	6,070,684
D.L. Williamson	12,284,036	270,454	6,070,684
Dennis L. Zeitler	12,283,530	270,960	6,070,684

Proposal 2: Ratification of McGladrey LLP as the Company’s independent registered public accounting firm

For	Against	Abstain
18,338,798	193,347	93,029

Proposal 3: Advisory, non-binding vote on executive compensation

For	Against	Abstain	Broker Non-Votes
11,989,146	421,413	143,931	6,070,684

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: May 28, 2013

	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary